SECURITIES AND EXCHANGE COMMISSION

               WASHINGTON, D.C. 20549



                      FORM 8-K

                   CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


           Date of Report:  March 27, 1996.


                  PIONEER RAILCORP
(Exact name of registrant as specified in its charter)


IOWA                                33-6658-C              37-116131
(State of Incorporation)       (Commission File No.)    (IRS Employer ID No.)



1318 S. JOHANSON ROAD, PEORIA, ILLINOIS       61607
(Address of principal executive offices)    (zipcode)

Registrant's telephone number, including area code:    (309) 697-1400

Item 2.  Acquisition or disposition of assets.

On March 12, 1996, the Registrant purchased 176,675 shares of the common stock of KNRECO, Inc., an Iowa corporation (hereinafter
"KNRECO") from the shareholders, for $16.50 per share. This represents approximately 93% of the outstanding common stock of KNRECO. The
Registrant has also offered to purchase the remaining outstanding common shares of KNRECO, and expects that it will eventually acquire 100% of said shares.

KNRECO operates a common carrier railroad line within the City of Keokuk,
Iowa, and from Keokuk to LaHarpe, Illinois, as well as a branch from Hamilton to Warsaw, Illinois, a total of approximately 38 miles, under the d/b/a "Keokuk Junction Railway". KNRECO also owns 5 locomotives, 30 railcars (of various descriptions), an office building, engine house, and several vehicles,
miscellaneous pieces of equipment, materials and supplies.   In addition,
KNRECO owns all of the common stock of Keokuk Union Depot Company, a Iowa corporation, that owns the former Keokuk Union Depot building, along with surrounding track and real estate.

Prior to the purchase there was no material relationship between the Registrant and KNRECO, or any of the officers, directors or shareholders of KNRECO and the Registrant.

The total consideration for the purchases made on March 12, 1996 was $2,915,139. This was paid by $2,913,900 in cash, and the remainder in Pioneer Railcorp Class A common stock (342 shares). If all the outstanding shares of KNRECO are purchased, the total consideration will eventually be $3,125,597.

The purchase was financed largely through a $2.5 million acquisition line of credit Pioneer Railcorp has with Citizens Bank & Trust Company of
Chillicothe, Missouri. The line of credit is collateralized by the Common Stock of the Alabama Railroad Co. and the Mississippi Central Railroad Co., as well as the Company's investment in stock of any subsidiaries acquired under the line. The interest rate for the line is currently 11%. The interest rate is adjustable quarterly to 2.5% over New York Prime, limited, however, to a one percent annual increase or decrease, not to exceed 13.5% or be reduced below 10%. Any amounts drawn on the line must be repaid monthly over a seven year period. The current monthly debt service resulting from the $2.5 million borrowed is $43,000, with monthly payments beginning on April 8, 1996. The remainder of the purchase price was financed through internal cash flow.

The Registrant filed a Notice of Exemption with the Surface Transportation Board (the successor to the Interstate Commerce Commission) for the Registrant's continuance in control of KNRECO and the Registrant's other eight shortline railroad subsidiaries.

KNRECO has two (2) long-term debt arrangements which are secured by mortgages and/or security interests, one of which is guaranteed by John J. Warfield, former President of KNRECO. Pioneer Railcorp ("PRC"), as part of the stock purchase, agreed to indemnify Warfield if KNRECO defaults on this debt and Mr. Warfield is called upon to pay the debt.

The principal amounts and terms of these debts are as follows:

Note to          For              Principal   Rate/Term

Illinois Dot     Track Rehab      $331,379    2% fixed rate,
                                              annual payments
                                              of $40,580, final
                                              payment due November 30, 2004

SBA              Disaster Loan    $246,611    4% fixed rate,
                                              monthly payments
                                              of $3,062, final payment
                                              due January 24, 2004


Audited financial statements and pro forma financial information as required by item 310 of Regulation SB will be filed by way of amendment to this Form 8-K no later than May 27, 1996.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   PIONEER RAILCORP
                                    (Registrant)




Date: March 12, 1996                      /s/ J. Michael Carr
                                           J. Michael Carr,
                                           Assistant Treasurer/CFO.